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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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     RULE 14a-6(e)(2))
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SEC 1913 (02-02)

                          [TRANS-INDUSTRIES, INC. LOGO]

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                                                   June 18, 2004

Dear Stockholder:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Trans Industries, Inc., to be held on July 21, 2004, at 11:00 a.m. local time, at the Holiday Inn, 1500 Opdyke Road, Auburn Hills, Michigan. On the following pages, you will find information about the meeting, which is being held for the following purposes:

         1. The election of six directors, three of whom will be elected by the holders of shares of the Company's Common Stock, par value $0.10 per share, voting separately as a class, and three of whom will be elected by the holders of shares of the Company's Series B Convertible Preferred Stock, voting separately as a class for a one-year term ending at the 2005 annual meeting or until their successors are duly elected and qualified;

         2. To ratify (a) the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, (the "Figgie Trust") of 193,799 shares of Series B Convertible Preferred Stock and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 4, 2004 (the "First Tranche"), and
             (b) the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors:

         3. To approve, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(B), the potential issuance of additional stock to, or acquisitions by, Mr. Figgie pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement and various ancillary agreements to the Series B Convertible Preferred Stock and Warrant Purchase Agreement, (the "Second Tranche") as more fully described in the accompanying proxy material: and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         At the meeting, management will also review Trans-Industries operations, discuss the financial statements for the fiscal year ended December 31, 2003, and report on our results of operations for the three month period ended March 31, 2004, as well as plans for the future. A question and answer session for stockholders will follow.

         Your vote is important to us. If you cannot be with us in person, please be sure to vote your shares by proxy. This may be accomplished by signing and dating the enclosed proxy card and returning it in the postage-paid return envelope. If you send in the proxy card and attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the Annual Meeting and vote your shares in person.

         Sincerely,


         Dales S. Coenen
         Chairman of the Board
         Chief Executive Officer

                             TRANS INDUSTRIES, INC.
                              2637 SOUTH ADAMS ROAD
                         ROCHESTER HILLS, MICHIGAN 48309

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

              SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

         Notice is hereby given that the Annual Meeting of Stockholders of Trans-Industries, Inc. will be held at the Holiday Inn, 1500 Opdyke Road, Auburn Hills, Michigan, on July 21, 2004, at 11:00 a.m., for the following purposes:

         1. The election of six directors, three of whom will be elected by the holders of shares of the Company's Common Stock, par value $0.10 per share, voting separately as a class, and three of whom will be elected by the holders of shares of the Company's Series B Convertible Preferred Stock, voting separately as a class for a one-year term ending at the 2005 annual meeting or until their successors are duly elected and qualified;

         2. To ratify (a) the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, (the "Figgie Trust") of 193,799 shares of Series B Convertible Preferred Stock and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 4, 2004 (the "First Tranche"), and
             (b) the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors:

         3. To approve, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(B), the potential issuance of additional stock to, or acquisitions by, Mr. Figgie pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement and various ancillary agreements to the Series B Convertible Preferred Stock and Warrant Purchase Agreement, (the "Second Tranche") as more fully described in the accompanying proxy material: and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on May 28, 2004 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                           By Order of the Board of Directors,



                                           Robert Anderson
                                           Secretary



Dated:  Rochester Hills, Michigan
        June 18, 2004

  STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO SIGN
    AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
                               ENCLOSED ENVELOPE.

                             TRANS-INDUSTRIES, INC.
                               2637 S. ADAMS ROAD
                         ROCHESTER HILLS, MICHIGAN 48309

                                 PROXY STATEMENT
                             MAILED ON JUNE 18, 2004

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 21, 2004

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Trans-Industries, Inc. (the "Company"), a Delaware corporation, of proxies for the Annual Meeting of its Stockholders to be held on July 21, 2004, and any adjournments thereof for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of its Stockholders accompanying this Proxy Statement.

         This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about June18, 2004.

                               PROXY SOLICITATION

         Only stockholders of record as of May 28, 2004 will be entitled to vote at the Annual Meeting or any adjournments thereof. All proxies in the enclosed form which are properly executed and returned to the Company will be voted at the Annual Meeting, and any adjournments thereof, in accordance with any directions thereon, or, if no directions are made, will be voted FOR approval of proposals 1, 2 and 3 set forth in the Notice of Annual Meeting. The Company's Certificate of Incorporation does not provide for cumulative voting rights. Stockholders who execute proxies may revoke them at any time before they are voted. The enclosed proxy is revocable by a stockholder at any time prior to the exercise thereof by submitting a written notice of revocation, a subsequently executed proxy to the Secretary of the Company or by attending the Annual Meeting and voting in person. Signing and mailing the proxy will not affect a stockholder's right to give a later proxy or attend the Annual Meeting and vote in person. If a stockholder executing a proxy attends the meeting and votes in person, the proxy will not be used. As of the close of business on May 28, 2004, the record date, the Company had outstanding 3,139,737 shares of Common Stock, par value $0.10 per share (the "Common Stock") and 193,799 shares of Series B Convertible Preferred Stock (the "Series B Convertible Preferred"). Each share of Series B Convertible Preferred is convertible at the option of the holder into three shares of Common Stock. Consequently, the Series B Convertible Preferred is convertible into 581,397 shares of Common Stock. Each share of Common Stock is entitled to one vote and each share of Series B Convertible Preferred Stock has the right to vote on an as converted basis with respect to each matter to be voted on at the Annual Meeting. However, Mr. Figgie has advised the Company that he will abstain from voting his 581,397 shares of Common Stock for Proposals II and III. With respect to Proposal I, the holders of the Common Stock, voting separately as a class are entitled to elect three Directors to the Board of Directors and the Series B Convertible Preferred Stock voting separately as a series, are entitled to elect the remaining three Directors to the Board of Directors.

         At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's Amended and Restated By-Laws (the "By-Laws"), at the Annual Meeting the holders of a majority of the outstanding shares of Common Stock and Series B Convertible Preferred on an as converted basis entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposal, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

         Pursuant to the Company's By-Laws, at the Annual Meeting, subject to the above-referenced right of the Series B Convertible Preferred Stock holders to elect three of the six Board members, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld. Votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors. Pursuant to the Company's By-Laws, all other questions and matters brought before the Annual Meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes are not counted as present and entitled to vote for purposes of determining whether such a proposal has been approved and will have no effect on the outcome of such proposal.

         The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, telegraph, facsimile or electronic mail, following the original solicitation.

               SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth information with respect to Common Stock owned on April 30, 2004, unless otherwise noted, by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company's Directors, each nominee for election as a Director, each executive officer named in the summary compensation table set forth in this Proxy Statement, and all Directors and executive officers as a group. Unless indicated otherwise, the address of each director and executive officer is 2637 South Adams Road, Rochester Hills, MI 48309.

------------------------------- ---------------------------- ----------------------------
NAME AND ADDRESS OF             SHARES OF COMMON STOCK       PERCENTAGE OF COMMON STOCK
BENEFICIAL OWNER                BENEFICIALLY OWNED           OWNED AS OF APRIL 30, 2004
------------------------------- ---------------------------- ----------------------------
Dale S. Coenen                  579,389                       15.0%
------------------------------- ---------------------------- ----------------------------
Duncan Miller                   495,938                       12.8%
------------------------------- ---------------------------- ----------------------------
Trans Industries Profit         340,694                        8.8%
Sharing Plan
------------------------------- ---------------------------- ----------------------------
Ronald C. Lamparter             249,700                        6.5%
7204 Sterling Ponds Court
Sterling Heights, MI
48312
------------------------------- ---------------------------- ----------------------------
Harry E. Figgie, Jr.            879,675 (1)                   22.8% (1)
------------------------------- ---------------------------- ----------------------------
Kai Kosanke                       14,395                        .4%
------------------------------- ---------------------------- ----------------------------
Joseph Trimai                       3,000                      N/A
------------------------------- ---------------------------- ----------------------------
All directors and               1,550,858 (2)                 40.1% (2)
executive officers as a
group (7 persons)
------------------------------- ---------------------------- ----------------------------

(1) Pursuant to the Purchase Agreement, the Harry E. Figgie, Jr. trustee under the Trust Agreement dated July 15, 1976, as modified and his Affiliates and successors (the "Investors") received approximately 193,799 shares of Series B Convertible Preferred Stock ("Series B Stock") and Warrants to purchase up to 145,348 shares of Common Stock (the "Purchase Agreement"). Each share of Series B Stock is immediately convertible into three (3) shares of Common Stock. Consequently, the beneficial ownership figure includes the 193,799 shares of Series B Convertible Preferred Stock on an as converted basis (193,799 x 3 = 581,397) and the 145,348 subject to the immediately convertible warranty.

(2) Mr. Figgie resigned from the Board of Directors in June 2003 and rejoined the Board in the same capacity in March 2004.

                            I. ELECTION OF DIRECTORS

         At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the election, as directors, of the persons named in the table below. In case any such nominee should become unavailable for any reason, which the management has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place. All persons named in the table below are now directors of the Company, except for Mr. H. Sean Mathis. Mr. Coenen, Mr. Figgie, and Mr. Ruben were elected by the stockholders at the annual meeting in 2003. Mr. Figgie temporarily resigned from the board in June 2003. In March 2004, Mr. Figgie was reinstated as a Company director and Mr. O'Brien and Mr. Solon were appointed as Company directors in March, 2004. Mr. Coenen, the Company's CEO, recommended Mr. H. Sean Mathis and Mr. Figgie, a non-management director recommended Mr. O'Brien as a nominees to serve on the Company's Board of Directors.

         The information concerning the nominees and their security holdings has been furnished to the Company by the nominees.



                                      PRINCIPAL OCCUPATION AND
                                        NAME OF ORGANIZATION           DIRECTOR
      NAME AND AGE                       IN WHICH CARRIED ON            SINCE
      ------------                       -------------------            -----

Dale S. Coenen (75).............   Chairman of the Board and             1967
                                   Chief Executive Officer of the
                                   Company

Harry E. Figgie, Jr. (80).......   Private Investor,                     2000
                                   Chairman of the Board,
                                   The Clark Reliance Corporation
                                   (Manufacturer of liquid flow
                                   meters and valves)

Robert J. Ruben (80)..........     Retired judge: arbitrator             2001
                                   Retired as Secretary
                                   of the Company in June, 2002


James O'Brien (59)............     Managing Director of Catapult         2004
                                   Advisors, LLC.


Richard A. Solon (50).........     President and Chief Operating         2004
                                   Officer of the Company



H. Sean Mathis (57).........       President of Litchfield Asset          -
                                   Holdings, an investment advisory
                                   company, and Managing Director of
                                   Miller, Mathis & Co., LLC, a
                                   restructuring investment banking
                                   firm.

         Each of the nominees has been engaged in the principal occupation set forth above for more than the past five years except for Mr. O'Brien and Mr. Solon. Mr. O'Brien prior to being Managing Director for Catapult Advisors, LLC since January 2003 was the owner of The Wellston Group, a consulting group from 1995 to December 2002; and Chief Operating Officer of Swingster Company, a manufacturer and distributor of corporate logoed merchandise, from 1994 through 1995. Additionally, Mr. O'Brien serves on the Board of Directors of Young Innovations, Inc., since of 1998. Young Innovations develops, manufactures, and markets supplies and equipment used to facilitate the practice of dentistry and to promote oral health. Mr. Solon, from 2000 to 2004 was president and CEO of Orion Bus Industries, a manufacturer of transit buses. Prior to his employment with Orion, Mr. Solon was president of Snorkel International, a manufacturer of aerial lift equipment.


         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOREGOING NOMINEES FOR MEMBERSHIP TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES REPRESENTED AT THE MEETING IS REQUIRED TO ELECT A NOMINEE AS A DIRECTOR.



                        BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during the fiscal year ended December 31, 2003. During that fiscal year no director, except Mr. Miller, attended fewer than 75% of the aggregate of the total number of meetings of the Board and the committees on which he served, during the periods that he was a director.

DIRECTOR INDEPENDENCE

         The Board of Directors will review the independence of its members on an annual basis. No director will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company which will interfere with that person's exercise of independent judgment. The Board applies the criteria for independence established by NASDAQ (where the Company's common stock is listed for trading) and all other applicable laws, rules and regulations.

         In its annual review of director independence, the Board considered all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. As a result of its annual review, the Board has determined that all of the directors are independent, with the exception of Messrs. Dale S. Coenen and Richard A. Solon. Dales S. Coenen and Richard A. Solon are not independent because they are both executive officers of the Company. In making its independence determination with respect to Harry E. Figgie, Jr., The Board of Directors considered the transactions that are the subject of Proposals II and III and concluded that this relationship with the Company would not impair his independence. Accordingly, the Board of Directors is comprised of a majority of independent directors as required by the NASDAQ listing standards.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of directors has four standing committees: (i) an Audit Committee; (ii) a Compensation Committee, (iii) a Nominating Committee and (iv) a Management Committee.

          The Audit Committee is currently composed of James O'Brien (Chairman), Harry E. Figgie Jr., and Robert Ruben. The Board of Directors intends to replace Mr. Figgie with Mr. Mathis as a member of the Audit Committee at the 2004 Annual Meeting of Stockholders. The Board of Directors has determined that such Audit Committee will be comprised entirely of independent directors as defined under the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchanges Act of 1934, as amended. The Board of

Directors has determined that James O'Brien is the audit committee financial expert for the Company, as defined by the SEC and he qualifies as a independent Director. The Board of Directors also certifies that Mr. O'Brien meets the requirements of a "financially sophisticated audit committee member" under the NASDAQ listing standards. The Audit Committee is charged with assisting the Board in its oversight of (i) the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function; (ii) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control; and (iii) the Company's compliance with legal and regulatory requirements. The Audit Committee provides an avenue of communications among management, the independent accountants, the internal auditors and the Board. In carrying out its responsibilities, the audit committee also meets with the independent auditors in executive session, without members of management present. Attached to this proxy statement, as Exhibit A, is the Trans-Industries, Inc. Audit Committee Charter, as amended and restated and adopted by the Board of Directors on May 19, 2004. The Audit Committee met four times during the year ended December 31, 2003.

         The Compensation Committee is composed of Harry E. Figgie Jr. (Chairman), Robert Ruben and James O'Brien. The Compensation Committee is comprised entirely of independent directors, as defined under the NASDAQ listing standards. The Compensation Committee is charged with assisting the Board in;
(i) developing and periodically reviewing compensation policies for the Company, including stock options, consistent with and linked to the Company's strategies;
(ii) evaluating the performance of the Company's Chief Executive Officer ("CEO") and determining his compensation annually; (iii) recommending the compensation of the Company's other officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs;
(v) recommending to the Board the fees of outside directors; and (vi) reviewing benefit plan administration. The Compensation Committee met once during the year ended December 31, 2003.

         The Nominating And Corporate Governance Committee is composed of Robert Ruben (Chairman), James O'Brien and Harry E. Figgie Jr. The Nominating and Corporate Governance Committee is composed entirely of independent directors as defined under the NASDAQ listing standards. The Nominating and Corporate Governance Committee is charged with assisting the Board in (i) establishing criteria for Board membership; (ii) searching for and screening candidates to fill vacancies on the Board; (iii) recommending an appropriate slate of candidates for election each year; (iv) evaluating the performance of individual directors; (v) assessing the overall performance of the Board; (vi) considering issues regarding the composition and size of the Board; and (vii) monitoring a process to assess Board effectiveness. In addition, the Nominating and Corporate Governance Committee evaluates and makes recommendations to the Board of Directors regarding the development and adoption of corporate governance and ethical principles applicable to the Company including its Code of Conduct & Compliance. The Nominating and Corporate Governance Committee has a written charter which addresses the director nomination process and such related matters as are required under all applicable securities laws, rules and regulations. Attached to this proxy statement, as Exhibit B, is the Trans-Industries. Inc. Nominating Committee charter, as amended and restated and adopted by the Board of Directors on May 19, 2004. The Nominating Committee met once during the year ended December 31, 2003.

         The Management Committee is composed of Dale S. Coenen, Richard Solon and Harry E. Figgie, Jr. Mr. Figgie will have the right to appoint two of the three members of the Management Committee. The Management Committee shall meet bi-monthly during months the full Board of Directors does not meet. Company management shall consult with, and report to, the Management Committee as requested by the Management Committee. Notwithstanding the foregoing, the ultimate decision making authority for the Company rests with Board of Directors.

NOMINATION OF DIRECTORS

         As indicated previously, the holders of a majority of the Series B Convertible Preferred Stock voting as a separate series, shall be entitled to elect three of the six members of the Company's Board of Directors. With respect to the three remaining members of the Board of Directors who will be elected by the holders of the Company's Common Stock voting as a separate class, such directors will be nominated by the Board of Directors or by stockholders in accordance with the Bylaws of the Company. As a matter of course, the Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

         The Nominating and Corporate Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee's primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company's needs. The minimum qualifications for director nominees is that they (i) be able to dedicate the time and resources sufficient for the diligent performance of the duties required by a member of the Board of Directors, (ii) not hold positions that conflict with their responsibilities to the Company, and (iii) comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws and regulations.

         The Nominating and Corporate Governance Committee's process for evaluating nominees for director, including nominees recommended by stockholders, is to consider an individual's skills, character professional ethics, judgment, leadership experience, business experience, knowledge of issues facing publicly traded companies, and other relevant criteria as they may contribute to the Company's success. This evaluation is performed in light of the Committee's views as to what skill set and other characteristics would most complement those of the current directors. Ultimately, the Nominating and Corporate Governance Committee will select prospective Board members who it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company's stockholders.

         If the Nominating and Corporate Governance Committee receives a nominee recommendation from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be provided, if the consent of both the stockholder and the candidate has been received.

         For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee for nomination for election as a director at the 2005 Annual Meeting, a stockholder must notify the Company's secretary no later than January 15, 2005. Notices should be sent to: Secretary, 2637 South Adams Road, Rochester Hills, MI 48309. The notice must contain, at a minimum, the following:


         o the name, age, business address and residence address of the proposed nominee;

         o the principal occupation or employment of the proposed nominee;

         o the number of shares of the Company which are beneficially owned by such candidate;

         o a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

         o detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

         o any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
                  Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

         o any other information the stockholder believes is relevant concerning the proposed nominee;

         o a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

         o whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating and Corporate Governance Committee;

         o the name and record address of the stockholder who is submitting the notice;

         o the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's ownership of such shares or such person's authority to act on behalf of such entity; and

         o if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

COMMUNICATIONS WITH THE BOARD

         In order to provide the Company's stockholders and other interested parties a direct and open line of communication to the Board of Directors, we have adopted the following procedures for communications with the Board.

         Stockholders of the Company [and other interested persons] may communicate with the chairman of the Nominating Committee, Audit Committee or Compensation Committee or with the independent directors as a group by sending such communication by regular mail or overnight delivery service to: the Corporate Secretary, Trans-Industries, Inc., 2637 South Adams Road, Rochester Hills, MI 48309. The mail should specify which of the foregoing is the intended recipient.

         All communications received in accordance with these procedures will be reviewed initially by Dale S. Coenen, Richard A. Solon, or Kai Kosanke who will relay all such communications to the appropriate director or directors unless he determines that such communication:

         o Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or


         o Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.


ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF STOCKHOLDERS

         The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the Company's current directors who were members of the Board at last year's annual meeting of stockholders held on May 21, 2003 were in attendance.

CODE OF CONDUCT & COMPLIANCE

         The Sarbanes-Oxley Act and related rules adopted by the SEC require publicly traded companies to disclose whether they have adopted a code of ethics that applies to a company's principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The rules also define what constitutes a code of ethics. The Company recently has adopted such a code of ethics. The Company will provide to any person without charge, upon request, a copy of its Code of Conduct & Compliance. To receive a copy of the Company's Code of Conduct & Compliance, requests should be sent to:

                          Trans-Industries, Inc.
                          Attn: Chief Financial Officer
                          2637 South Adams Road
                          Rochester Hills, MI. 48309

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2003, 2002 and 2001 of those persons who were, at December 31, 2003, (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers of the Company and its subsidiaries (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                    -------------------------------------------------------------
                                                                                    OTHER ANNUAL     ALL OTHER
          NAME AND PRINCIPAL                        SALARY             BONUS        COMPENSATION    COMPENSATION
              POSITION                YEAR          ($) (3)          ($) (1) (3)    ($)  (3)       ($)(2)(3)
              --------                ----          -------          -----------    ------------   --------------
          Dale S. Coenen              2003          $325,676         $     -0-        $25,000          $  -0-
          Chairman of the Board       2002           320,718               -0-         25,000             -0-
             and President of         2001           325,727               -0-         25,000             -0-
             Trans-Industries, Inc.

          O.K. Dealey, Jr.            2003           202,384          121,000          25,000          3,000
          President of                2002           185,718               -0-         25,000          2,750
             Transmatic, Inc.         2001           175,718               -0-         25,000          2,533

          Kai Kosanke                 2003           152,403               -0-             -0-         2,256
          Vice President of           2002           140,718               -0-             -0-         2,111
             Trans Industries, Inc.   2001           126,825               -0-             -0-         1,800

          Jack Stratford              2003           130,250           25,714              -0-            -0-
          Sr. Vice President of       2002           129,288           27,440              -0-            -0-
             Transmatic, Inc.         2001           157,613               -0-             -0-            -0-

          Joseph Trimai               2003           123,846           48,167              -0-         1,806
          Sr. Vice President of       2002           110,718           44,000              -0-         1,661
             Transmatic, Inc.         2001           103,057           40,000              -0-         1,561


(1) The bonuses reported in the table are indicated for the year earned, not necessarily the year paid.
(2) "All Other Compensation" consists of discretionary contributions to the Company's Defined Contribution Plan and Company matching contributions to the 401(K) Plan.
(3) The incremental cost to the Company and its subsidiaries of providing incidental personal benefits to executive officers of the Company did not, for the 2003 fiscal year, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any individual named in the Summary Compensation Table.

RELATED PARTY TRANSACTIONS

         The Company does not know of any transactions other than those discussed elsewhere in this proxy statement in which the amount involved exceeds $60,000 and in which any director, officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's voting securities, or any immediate family member of any such persons had a material interest.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company has a Compensation Committee of the Board of Directors, consisting of Harry E. Figgie Jr., Robert Ruben, and Jim O'Brien. Harry E. Figgie, Jr. has engaged, or has the potential to engage, in the transactions with the Company described elsewhere in this proxy statement. See the disclosure under proposals II and III that follows.

                            COMPENSATION OF DIRECTORS

         The Board of Directors has approved an annual compensation for its members of $25,000. For the year ended December 31, 2003 Dale S. Coenen, Robert
J. Ruben, and Harry E. Figgie, Jr. received $25,000, $25,000 and $12,500, respectively for their Board and Committee Service.

                               PROFIT SHARING PLAN

         A Defined Contribution Plan was adopted by the Company in 1977, and is nondiscriminatory, port-able, cliff-type vesting, and completely Company financed for all full time employees of Trans-Industries, Inc. and its subsidiaries with one year or more of service who are not part of a collective bargaining unit. Contributions are established annually by action of the Board of Directors based on profits, cash flow, and other pertinent factors. For 2003, there was no contribution made to the Plan. Distribution of accounts is made upon termination of employment. Due to the variable circumstances surrounding the Company's decision to contribute to the Plan in any given year, the Company has determined that it is not feasible to project estimated annual benefits payable upon retirement at normal retirement age for each of the "Named Officers."

         Incorporated into the Defined Contribution Plan is a 401(K) feature, whereby the Company matches the employee's deferrals at a rate of 25 percent. The Company's contributions to the 401(K) plan amounted to $45,000 for 2003.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMPENSATION PHILOSOPHY

         The Company's compensation programs are intended to provide its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders, (ii) competitive with the arrangements provided by other companies in the industry,
(iii) commensurate with each executive's performance, experience and responsibilities, and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under the other compensation plans, the Compensation Committee considers the financial condition and performance of the Company during the prior year and the Company's success in achieving financial, operational and other strategic objectives. The Compensation Committee also makes an assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Compensation Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

         Each component of an executive's compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company's financial and operational performance by providing a method for rewarding individual performance. Finally, the Company's Employees' Stock Option Plan has been used to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company's stockholders.

         While the Compensation Committee seeks to assure that the Company's compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation. Instead, the Compensation Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive.

         In 1993, Congress adopted Section 162(m) of the Internal Revenue Code. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. Section 162(m) generally limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers. We do not believe that the Section 162(m) limitations will impact the Company because the current level of compensation for each of its executive officers is well below the $1.0 million salary limitation.

         2003 COMPENSATION DECISIONS

         Base Salary and Benefits. The base salaries and benefits provided to executive officers for 2003 were established by the Compensation Committee in accordance with the compensation philosophy discussed above. The Compensation Committee made no individual salary adjustments in 2003 with respect to the base salaries of Mr. Coenen and Mr. Stratford. Mr. Dealey's salary for 2003 was $205,000 after receiving an increase of $20,000 per year in 2003. Mr. Kosanke's base salary for 2003 was $152,500 after receiving an increase of $12,500 per year in 2003. Mr. Trimai's base salary for 2003 was $122,500 after receiving an increase of $12,500 per year in 2003.

         Bonuses. During 2003, the executive officers of the Company participated in individual bonus arrangements tied to various measures of the Company's performance. Under these arrangements, neither Mr. Coenen nor Mr. Kosanke received a cash bonus for 2003.

         Stock Options. During 2003, the Company did not award any stock options to employees of the Company.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's compensation is determined on the basis of the Compensation Committee's subjective assessment of the Chief Executive Officer's performance, measured by the Company's financial condition, results of operations and success in achieving strategic objectives. The Compensation Committee also considers the responsibilities associated with the Chief Executive Officer's position and the level of compensation provided to Chief Executive Officers of other companies in the industry.

         The Compensation Committee reviews Mr. Coenen's salary on an annual basis. Mr. Coenen's base salary for 2003 was $320,000, which was unchanged from that in 2002. During 2003, Mr. Coenen also participated in an individual bonus arrangement tied to the Company's pre-tax profits, but he did not earn a bonus under this arrangement. Mr. Coenen is the beneficial owner of approximately 18.5% of the Company's Common Stock. Mr. Coenen did not receive options to purchase shares of Common Stock in 2003.

            THE 2003 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                             Duncan Miller      (Chairman)
                                             ------------------
                                             Harry E. Figgie Jr.
                                             -------------------
                                             Robert Ruben
                                             ------------------

                          SHAREOWNER RETURN PERFORMANCE PRESENTATION

         The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of the NASDAQ Market and an index of non-financial stocks for the period December 31, 1998 through December 31, 2003.

                        FIVE YEAR CUMULATIVE TOTAL RETURN
           TRANS-INDUSTRIES, INC., NASDAQ MARKET INDEX (US COMPANIES)
                      AND NASDAQ NON-FINANCIAL STOCKS INDEX


                                  [LINE GRAPH]

                 ---------------------------- --------- --------- --------- ------- ------- --------
                 Ending 12/31                   1998      1999      2000     2001    2002    2003
                 ---------------------------- --------- --------- --------- ------- ------- --------
                 NASDAQ Index                   100       185       112       89      61      92
                 ---------------------------- --------- --------- --------- ------- ------- --------
                 Non-Financial Index            100       196       114       88      57      88
                 ---------------------------- --------- --------- --------- ------- ------- --------
                 Trans-Industries, Inc.         100        64        19       11      46      32
                 ---------------------------- --------- --------- --------- ------- ------- --------


                   ASSUMES $100 INVESTED ON DECEMBER 31, 1998.
                 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                             AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the 2003 fiscal year.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors.

         Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

         In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

         In addition, the independent auditors provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) related to the auditors' independence. The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with the Company's financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                               AUDIT COMMITTEE
                               James O'Brien (Chairman)
                               --------------
                               Robert J. Ruben
                               --------------
                               Harry E Figgie Jr.
                               --------------

INDEPENDENT PUBLIC ACCOUNTANTS

         On May 18, 2004, The Audit Committee was advised by its independent auditors, Grant Thornton LLP, that they have declined to stand for reelection as the Company's independent auditors. The Audit Committee has not yet appointed an independent auditor to replace Grant Thornton for our fiscal year ended December 31,2004.

         Grant Thornton's reports on our consolidated financial statements for each the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the 2003 Audit Report expressed substantial doubt about the Company's ability to continue as a going concern.

         During the years ended December 31, 2003 and 2002 and through the effective date of cessation of the client-auditor relationship between the Company and Grant Thornton, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Grant Thornton's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years.

         The Company had to request additional time for the filing of its most recent Securities Exchange Act reports filed with the SEC because it lacked the resources necessary to address the financial reporting related to significant and complex business transactions. The Company intends to evaluate its resources and make appropriate changes to provide sufficient resources and additional time to prepare its periodic reports. Grant Thornton advised the Company that this is a reportable condition.

         On May 28, 2004, we filed a Form 8-K with the SEC reporting these events. Attached as an exhibit to that form 8-K was a letter from Grant Thornton indicating that we had provided Grant Thornton with a copy of the foregoing disclosures, and stating that it found no basis for disagreements with such statements.

         Grant Thornton LLP, Southfield, Michigan has acted as the Company's independent certified public accountants since 1994. A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he so desires. He will also be available to respond to appropriate questions.

         All auditing and permissible non-audit services provided by the Company's independent auditor are pre-approved by the Audit Committee in accordance with the Audit Committee charter which is attached as Appendix A to this proxy statement. The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2002 and 2003 by Grant Thornton LLP:


                                   2003                   2002
                                   ----                   ----
Audit Fees .................     $ 77,030               $ 75,120
Audit Related Fees .........       17,600                  9,975
Tax Fees ...................       32,300                 27,500
All Other Fees .............        1,942                 13,963
                                 --------               --------
                                 $128,872               $117,558
                                 ========               ========

The amounts shown above include out-of-pocket expenses incurred by Grant Thornton in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to quarterly reviews of unaudited financial statements, and the amounts shown for "Audit Related Fees" includes fees relating to audits of medical and deferred compensation plans. The Audit Committee of the Board of Directors considered whether Grant Thornton's provision of the services generating "All Other Fees" is compatible with maintaining Grant Thornton's independence.

                   II. RATIFICATION OF THE FIGGIE TRANSACTION

         On February 25, 2004, the Board of Directors, acting in the best interest of the Company, authorized the Company to issue up to $3,000,000 of Series B Convertible Preferred Stock, par value $0.10 per share (the "Series B Stock"), and Series B-1 Convertible Preferred Stock, par value $0.10 per share (the "Series B-1 Stock"), and warrants ("Warrants) to purchase shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), to the Harry E. Figgie, Jr. Trust created under a declaration of trust dated July 15, 1976 (the "Investor") pursuant to a Series B Convertible Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement").

         On March 4, 2004, the Company and the Investor consummated the first tranche (the "First Tranche") under the Purchase Agreement and the Company issued and sold to the Investor 193,799 shares of Series B Stock and a Warrant to purchase 145,348.84 shares of Common Stock (the "Warrant Shares") for an aggregate purchase price of $1,500,000. Each of the Warrant Shares has an initial exercise price, subject to certain anti-dilution protections, of $3.00 per share. Each share of Series B Stock is convertible initially, subject to certain anti-dilution protections, into three fully paid and non-assessable shares of Common Stock. The Company used the proceeds of the Figgie Transaction for working-capital and other corporate purposes, including the payment of accounts payable and indebtedness to certain commercial lenders.

         The applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. also state that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors. Therefore, the Company's Board of Directors currently cannot be expanded to include more than six members without the approval of the Investors and the Investors have the right to elect three of the Company's six directors.

         The Investor has an option (the "Option") under the Purchase Agreement to purchase between $500,000 and $1,500,000 of shares of Series B-1 Stock and a Warrant to purchase 25% of the number of shares of Common Stock initially issuable upon conversion of all of such Series B-1 Stock purchased by the Investor under the Option. Each share of Series B-1 Preferred Stock is convertible initially, subject to certain anti-dilution protections, into three shares of Common Stock.

         Simultaneously with the consummation of the First Tranche, the Investor, the Company and certain other stockholders of the Company also entered into a number of ancillary agreements which granted the Investor certain rights, including the right of the Series B holders to elect, as a class, three of the Company's six directors. A summary of each of these ancillary agreements is provided in Proposal III below.

         Due to a stagnant economy and significant losses, the Company has been forced to borrow heavily against its assets. In December 2003, the Company's primary lender refused to extend the existing forbearance agreement. Upon learning of the Investors' possible interest, the lender was willing to negotiate the terms of a forbearance agreement contingent on the capital contribution by the Investor. The Company faced with liquidity concerns and due to the pressure from the financial institution to expedite the documentation of the forbearance agreement, was compelled to act quickly and entered into the Purchase Agreement and issued the securities underlying the First Tranche.

         NASD Rule 4350(i)(1)(B) requires the Company to seek stockholder approval prior to the issuance of certain designated securities when the issuance or potential issuance will result in a change of control of the Company. The Company determined that stockholder approval was not required under the NASD rule. It considered the following factors among others in making this determination. Immediately following the First Tranche, the Investors' equity stake in the Company comprised approximately 23% of the outstanding Common Stock. The NASD has taken the interpretive position that an acquisition of 20-30% would not be found to represent a change of control if a larger offsetting ownership and/or voting position remains outstanding following the transaction. In the instant case, the voting power exercised by the remaining members of the Board of Directors exceeds the voting power held by the investors. Therefore, the Company concluded that no change of control had occurred as defined by the NASD and consequently, stockholder approval was not required for the First Tranch of this transaction. While stockholder approval for the First Tranche is not required, the Company has decided to seek stockholder ratification of the First Tranche.

         Ratification of Proposal II requires the affirmative vote of a majority of the votes cast. A proxy card marked "Abstain" with respect to the proposal will not be voted, accordingly abstentions and broker non-votes will have no effect on the ratification of this proposal. MR. FIGGIE HAS ADVISED THE COMPANY THAT HE WILL ABSTAIN FROM VOTING THE SECURITIES ACQUIRED IN THE FIRST TRANCHE FOR PURPOSES OF THE RATIFICATION OF PROPOSAL II.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ISSUANCE
    OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT PURSUANT TO THE
        SERIES B CONVERTIBLE PREFERRED STOCK WARRANT PURCHASE AGREEMENT INCLUDING THE APPLICABLE VOTING PROVISION GIVING THE INVESTORS
            THE RIGHT TO ELECT THREE OF THE COMPANY'S SIX DIRECTORS.




     III. APPROVAL PURSUANT TO NASDAQ MARKETPLACE RULE 4350(i) OF THE SECOND TRANCHE OR THE APPLICABLE PROVISIONS OF THE VARIOUS ANCILLARY
                  AGREEMENTS RELATED TO THE FIGGIE TRANSACTION

         As indicated above, the Company determined that stockholder approval was not required under the NASD listing standards for the issuance of the Series B Stock and Warrants to purchase the Company's Common Stock in the above-referenced transaction and for the provisions giving the Investors' the right to elect three of the Company's six directors. However, in addition to the Purchase Agreement, as described in Proposal II above, the Board of Directors believes that certain provisions contained in the ancillary agreements, executed in connection with the Purchase Agreement, could possibly result in such a change of control of the Company. Certain provisions of the Investors Rights Agreement, the Right of First Refusal, the Voting Agreement and the Investors' Option, which are discussed in greater detail below, provide for potential additional equity acquisitions by the Investors. The Share Purchase Agreement will also provide for additional acquisitions of the Company's Common Stock by an entity affiliated with the Investors. These acquisitions would increase the Investors' percentage ownership above the 30% threshold and may be deemed to constitute a change of control as defined by Nasdaq. Cognizant of this issue, the Company negotiated conditions in each of these Agreements that provide that the Investors may not acquire additional equity until the Company receives stockholder approval for these contemplated provisions. To the extent the Option and the provisions of the various agreements described below result in the issuance of additional securities to Harry E. Figgie, Jr. trustee under the Trust Agreement dated July 15, 1976(the Investors'), as modified, the Company believes such a change in control may occur and consequently is requesting stockholder approval of the requisite provisions of these ancillary documents.

         As more fully described below, shareholder approval is sought for: (1) the Investors Option under the Purchase Agreement by which the Investors may purchase additional shares of Series B-1 stock; (the "Option") (2) the Investor Rights Agreement between the Company and the Investors (the "Investor Rights Agreement"); (3) the Right of First Refusal Agreement by and among the Company, the Investors, Dale Coenen and Duncan Miller (the "ROFR Agreement"); (4) the Share Purchase Agreement between Clark-Reliance and Mr. Duncan Miller, as amended (the "Share Purchase Agreement"); and (5) the Voting Agreement between the Company, Investors and Messrs. Dale Coenen and Duncan Miller.

THE INVESTORS OPTION UNDER THE PURCHASE AGREEMENT

         On March 4, 2004 the Company entered into the Series B Convertible Preferred Stock and Warrant Purchase Agreement with the Investors. Pursuant to certain provisions under that agreement, the Investors may exercise their rights under the Option, to purchase (1) between $500,000 to $1,500,000 in shares of Series B-1 Stock at $9.00 per share and (2) an additional number of Warrants exercisable for Common Stock at $3.00 a share. Each share of Series B-1 Stock acquired pursuant to the exercise of the Option will be immediately convertible into three (3) fully paid, non-assessable shares of Common Stock. The Warrants to be purchased upon the exercise of the Option shall entitle the Trust to purchase that number of shares of Common Stock equal to the product of (x) 25% and (y) the number of shares of Common Stock initially issuable upon conversion of the shares of Series B-1 Convertible Preferred Stock purchased upon the exercise of the Option. For example, if 100,000 shares of Series B-1 Convertible Preferred Stock are purchased upon the exercise of the Option, and assuming that each such share is initially convertible into three (3) shares of Common Stock, then the Warrants would entitle the Trust to purchase 75,000 shares of Common Stock (100,000 x 3 x 25% = 75,000).

         The terms of the Series B-1 Convertible Preferred Stock, shall be identical to the terms of the Series B Convertible Preferred stock, except that the purchase price per share of the Series B-1 Preferred Stock shall be $9.00 per share, the dividend rate shall be $.45 per share and the liquidation preference shall be $9.00 per share. In addition, the Series B-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock will share pari passu in an liquidation proceeds pro rata based on the amount owed.

THE INVESTOR RIGHTS AGREEMENT

         On March 4, 2004 the Company also entered into the Investors Rights Agreement with the Investors. Pursuant to the Investor Rights Agreement, the Company shall, prior to any issuance of any shares of capital stock of the Company or a security convertible into any shares of capital stock of the Company, offer to the Investor by written notice the right, for a period of 30 days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued. Under the terms of this Agreement the Company is prohibited from undertaking any of the following corporate actions without the approval of a majority of the Series B stockholders: (1) create or authorize the creation of any additional class of stock unless the same ranks junior to the Series B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company; (2) increase the authorized amount of Series B Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Preferred Stock as to the distribution of assets on the liquidation; dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of Series B Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Preferred Stock as to distribution of assets on the liquidation, dissolution or winding up of the Company; (3) consent to any liquidation, dissolution or winding up of the Company; (4) consolidating or merging with or into another entity; (5) the sale, lease, abandonment, transfer or other disposition of all or substantially all of the Company's assets; (6) amending the Company's Certificate of Incorporation to the detriment the Series B Preferred stockholder; (7) purchasing or setting aside any sums for the purchase of any shares of stock other than the Series B Preferred Stock (except for certain limited circumstances); and (8) approving any annual budget for the Company that is more than a 10% deviation from the preceding year's approved budget.

         Without the consent of the majority of the holder of the then outstanding shares of Series B Preferred Stock the Company will not: (a) terminate, or appoint a new Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, provided, however, that the Investors agree that Dale Coenen shall remain Chief Executive Officer for three years from the date of the Investors Rights Agreement, subject to his earlier death, disability, resignation or removal for cause by a majority of the Board of Directors of the Company; or (b) increase the maximum number of directors constituting the Board of Directors to a number in excess of six. The Investors will also have the right to appoint two of the three members of the Company's newly constituted Management Committee which shall meet bi-monthly during the months the full Board of Directors does not meet. The Company's management will consult with, and report to, the Management Committee, however, the ultimate decision making authority for the Company rests with the Board of Directors.

THE RIGHT OF FIRST REFUSAL AGREEMENT

         Under the terms of the Right of First Refusal Agreement, between the Company, Dale Coenen and Duncan Miller (individually, a "Stockholder" and collectively, the "Stockholders") and the Investors, the Stockholders agree to provide the Company and the Investors with notice prior to transferring or otherwise disposing of any shares of capital stock of the Company except in certain limited circumstances. A Stockholder will have no right to Transfer all or any part of its shares of capital stock of the Company unless such Stockholder shall give a notice to each Investor and the Company setting forth
(a) the number and type of the securities proposed to be transferred, (b) the identity of the proposed transferee, (c) the price at which and the terms (including payment terms) upon which the securities are proposed to be transferred and a summary of all the material terms of the proposed sale. The giving of this notice shall constitute an offer by the selling Stockholder to the Investors and the Company to sell the securities to such party or parties in accordance with the terms and conditions of the Right of First Refusal Agreement.

         When the transfer notice is given the Investors shall have the right and option, but not the obligation, to purchase all or any portion of the offered securities. The Company shall have the right and option, but not the obligation, to purchase in the aggregate all, but not fewer than all, of the offered securities which the Investors shall not have elected to purchase, at the price and upon the terms (including payment terms) set forth in the notice. If the Company's option and the Investors' option are not exercised with respect to all of the offered securities, than the selling Stockholder shall be entitled for a limited period to transfer the offered securities, but only to the proposed transferee identified in the original notice, and only at the notice price and payment terms.

         Mr. Coenen has agreed that he will not transfer, or attempt to transfer, any Securities under the terms of this Agreement until the earlier of
(1) August 31, 2004, and (ii) the date on which the Company receives Shareholder Approval (and then only, in compliance with the terms and conditions of the Investors Rights Agreement.

THE VOTING AGREEMENT

         Pursuant to the terms of the Voting Agreement between the Company, Dale Coenen, Duncan Miller (the "Stockholders") and the Investors, Messrs. Coenen and Miller have agreed to vote all of their beneficially owned securities to ensure that the size of the Board of Directors shall be set and remain at six members. Each Stockholder will also vote all the securities it holds with respect to the three directors that the Certificate of Incorporation provides shall be elected by the holders of Series B Convertible Preferred Stock voting as a single class, in favor of three designees, (the "Figgie Directors") who initially shall be Harry E. Figgie, Jr., James O'Brien and Richard Solon. In the event of a vacancy on the Board with respect to any of the Figgie Directors, each Stockholder agrees to vote all of their Securities to fill such vacancy as described above. Each Stockholder will also take any and all action in its capacity as a stockholder and/or Director of the Company to cause the designees of the Investors to be elected as the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer.

         Finally, each Stockholder will vote all Securities that it holds (or to which it has voting power) to approve the transactions contemplated by the Series B Convertible Preferred Stock and Warrant Purchase Agreement and the provisions of the various ancillary documents described above, as required by certain National Association of Securities Dealers, Inc. ("NASD") rules providing for qualitative listing requirements applicable to securities traded on the Nasdaq National Market and Nasdaq SmallCap Market and any other approval, authorization or waiver that may be required by any state or other institution, persons or agencies, including without limitation, the Securities and Exchange Commission.

         On all other matters other than those described above on which the Stockholders have a vote at any regular or special meeting of the stockholders of the Company. The Stockholders shall vote their stock for or against such matter in the same proportion as all of the stockholders of the Company, other than the Investors, have voted for or against such matter.

THE SHARE PURCHASE AGREEMENT

         Pursuant to the Share Purchase Agreement, Clark-Reliance has agreed to purchase Mr. Duncan Miller's entire right, title and interest in each share of Common Stock beneficially owned by him in the Company for $2.50 a share. Harry
E. Figgie, Jr., is the Chairman of the Board of Directors and majority stockholder of Clark-Reliance Corporation, a Delaware corporation.


THE REGISTRATION RIGHTS AGREEMENT

         On March 4, 2004 the Company entered into the Registration Rights Agreement with the Investors. While the Company is not required by the terms of this agreement to seek shareholder approval of any provisions we are including the following disclosure because of the related party nature of the transaction and to advise you as to the material terms of this agreement. Pursuant to the terms of the Registration Rights Agreement, the Company agrees that if it at any time and from time to time it shall determine to effect the registration f any of its Common Stock (whether in connection with the offering by the Company or others) then, in each such case, the Company will promptly give written notice of the proposed registration to the Investors and use all reasonable efforts to include among the Common Stock which it then registers all shares specified by the Investors in a written request or requests received by the Company.

         The obligations of the Company are subject to certain qualifications including the following: (a) the Company shall not be obligated to effect any registration on Form S-1 prior to the first anniversary of the date of the Registration Rights Agreement; (b) the Company shall not be obligated to effect any registration on Form S-1 unless Form S-3 is not available for such registration; and (c) the Company shall not be obligated to effect more than three registrations; the Company shall not be obligated to effect any registration 90 days after the effective date of any registration statement pertaining to any securities of the Company.

         In the event of a registration for an underwritten offering, the managing underwriter shall be selected by the Company subject to the approval of the Investors, which approval may not be unreasonably withheld. If, in the case of an underwritten registration, the managing underwriters advise the Company that in their opinion the number of shares requested to be included in such offering exceeds the number of shares which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration statement the number of shares requested to be included which in the opinion of the underwriters can be sold without adversely affecting the marketability of the offering.

         APPROVAL OF PROPOSAL III REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST. A PROXY CARD MARKED "ABSTAIN" WITH THE RESPECT TO THE PROPOSAL WILL NOT BE VOTED, ACCORDINGLY ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE APPROVAL OF THIS PROPOSAL. AS INDICATED ABOVE, MR. FIGGIE HAS ADVISED THE COMPANY THAT HE WILL ABSTAIN FROM VOTING THE SECURITIES ACQUIRED IN THE FIRST TRANCHE FOR THE PURPOSES OF THE APPROVAL III.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OPTION, AND THE FOREGOING PROVISIONS OF THE INVESTOR RIGHTS AGREEMENT, RIGHT OF
          FIRST REFUSAL AGREEMENT, VOTING AGREEMENT AND SHARE PURCHASE
                                   AGREEMENT.




             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own 10% or more of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5.

         Based solely on our review of the copies of such forms we have received , we believe that all of our executive officers and directors complied with the filing requirements applicable to them.

                              STOCKHOLDER PROPOSALS

         Any proposals by stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Company at its office at 2637 S. Adams Rd., Rochester Hills, Michigan 48309 no later than December 16, 2004.

                                     GENERAL

         Our Board of Directors does not know of any matters other than the foregoing which will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

         The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.

         The Company will provide any stockholder of record at the close of business on May 28, 2004, without charge, upon written request to its Secretary at 2637 S. Adams Rd., Rochester Hills, Michigan 48309, a copy of the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 2003. In order to assure a quorum, whether or not you plan to attend the meeting, you are urged to forward your proxy without delay. If you do attend the meeting and vote, your proxy will not be used. A prompt response will aid management in preparing for the Annual Meeting and, accordingly, will be greatly appreciated.

                                             By Order of the Board of Directors,


                                             Robert Anderson
                                             Secretary

June 18, 2004

                                    EXHIBIT A



                             TRANS-INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER


PURPOSE

         The Audit Committee (the "Committee") of Trans-Industries, Inc. (the "Company) is appointed by the Board of Directors (the "Board") of the Company. The primary functions of the Committee are to:

        o Assist the Board in fulfilling its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor; and

        o Prepare the report of the Committee required to be included in the Company's proxy statement for the Annual Meeting of Stockholders.

MEMBERSHIP

         General.

         The Committee shall consist of no less than three directors, including a Chair, as determined by the Board. Committee members shall be appointed by the Board each year at the Board meeting following the Annual Meeting of Stockholders and at other times when necessary to fill vacancies. Each committee member shall serve for a period of one year or until such time as a member's successor has been duly appointed. Committee members will serve at the pleasure of the Board.

         Independence and Qualifications.

         Each member of the Committee shall meet the independence and experience requirements as set forth by the Nasdaq Stock Market, Inc. ("NASDAQ"), Section 10A(m)(3) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission, and any other applicable laws, rules and regulations, as amended from time to time. Each member of the Committee shall be financially literate, which shall include the ability to read and understand fundamental financial statements such as the Company's balance sheet, income statement, and cash flow statement, as determined by the Board in its business judgment. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight RESPONSIBILITIES. The Committee shall also determine whether one or more of its members meets the criteria of an "Audit Committee Financial Expert" as defined by the Securities and Exchange Commission and make all required proxy statement disclosures relating thereto. If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company will be required to disclose any such determination in its annual proxy statement.



RESPONSIBILITIES AND DUTIES

        The Committee shall perform the following responsibilities and duties:

        Responsibilities with Respect to Retention and Independence of Independent Auditor:


        o Be solely responsible to appoint and, where appropriate, terminate, the Company's independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

        o Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

        o Inquire as to the independence of the independent auditor. As part of this responsibility, the Committee will ensure that the independent auditor submits on an annual basis to the Committee a formal written statement delineating all relationships with and professional services rendered to the Company as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

        o In connection with Committee's evaluation of the auditor's independence, the Committee is also to review and evaluate the performance of the lead partner of the audit engagement team and further to establish policies and procedures to ensure the rotation, if applicable, of the audit partners on the audit engagement team, in accordance with Securities and Exchange Commission rules or other applicable laws or regulations.

        o Obtain and review, at least annually, a report by the independent auditor describing: (a) the firm's internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Committee shall present its conclusions with respect to the independent auditor to the Board.

        o Establish and review clear hiring policies for employees or former employees of its independent auditor, and ensure that neither the Company's CEO, chief financial officer, controller, nor any person serving in an equivalent position with the Company was employed by the independent auditor and participated in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit.

        Responsibilities with Respect to the Internal Audit Function:

        o    Determine the scope of the Company's internal audit program.

        o Review the results of any internal audits which may be conducted, including the adequacy of the Company's internal controls and any significant findings and recommendations reported by the internal auditors (together with management's response).

        o Review with the independent auditor and management, including the internal auditors (as appropriate), the responsibilities, structure, staffing and budget of the Company's internal audit function, if any, as well as the activities, organizational structure, and qualifications of the internal auditors. The Committee is to review the appointment or replacement of the senior internal auditing executive, if any.

        Responsibilities Related to Financial Statement and Disclosure Matters:

        o Review, discuss and evaluate the following with management and the independent auditor, at least annually:

             (a) Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

             (b) Any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative Generally Accepted Accounting Principle ("GAAP") methods on the financial statements; and

             (c) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

        o Review the nature and scope of the planned arrangements and scope of the annual audit, and the results of the audit findings with the independent auditor, including those matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties encountered in the scope of the audit work and management's response, including (a) any restrictions on the scope of activities or access to requested information, and (b) any significant disagreements with management.

        o Discuss with the independent auditor any significant findings and recommendations made by the independent auditor together with management's response.

        o Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        o Discuss with management and the independent auditor the Company's annual financial statements and related notes, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the financial statements should be included in the Company's Annual Report on Form 10-K.

        o Discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements, before the filing of the Company's Quarterly Report on Form 10-Q.

        o Review and discuss with management and, if appropriate, the independent auditor the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (including the use of "proforma" or "adjusted" "non-GAAP financial information" contained in any such release or guidance). Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Chair of the Committee may represent the entire Committee for these purposes where it is impractical for the entire Committee to meet.

        o Review and discuss prior to the filing of the document containing the audit opinion, reports from the independent auditor on:

             (a) All critical accounting policies and practices used;

             (b) All alternative treatments of financial information
                 within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

        (c) Other material written communications between the independent auditor and management including, but not limited to, any management letter, or schedule of unadjusted differences.

        o Review disclosures regarding internal controls and other matters made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q.

        o Prepare the report of the Audit Committee in accordance with regulations of the Securities and Exchange Commission, to be set forth in the proxy statement for the Company's Annual Meeting of Stockholders.

        Responsibilities Related to Compliance Oversight:

        o Retain independent counsel, accountants or other advisors, as it determines necessary to carry out its duties and conduct or authorize investigations into any matters within the scope of the Committee's responsibilities. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, the compensation of any independent advisors employed by the Committee and the Committee's ordinary administrative expenses that are necessary and appropriate to carry out its duties.

        o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

             o Obtain from the independent auditor assurance that, if the independent auditor detects or becomes aware of any illegal act, the Committee is adequately informed, and that a report is provided to the Committee if the independent auditor reaches specific conclusions with respect to such illegal acts.

             o Discuss with management, including the General Counsel, legal compliance and litigation matters that may have a material impact on or raise material issues concerning the Company's financial statements or accounting policies.

             o Conduct or authorize such additional reviews, assessments or investigations as may be delegated to it by the Board, or on its own motion, as the Committee may deem necessary or appropriate to perform any of the foregoing functions.

             o Review and approve all related-party transactions, as defined in Item 404 of Regulation S-K, for potential conflict of interest situations.


LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADMINISTRATION

         Meetings and Reports.

         The Committee will hold meetings, in person, by telephone or by other recognized legal means of communication, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws and applicable law. If approved by the Board, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

         Minutes of each Committee and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

         A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board by the Chairman of the Committee (or, in the Chairman's absence, by another member of the Committee) at the next regularly scheduled meeting of the Board or as otherwise requested by the Board.

         The Committee shall also review and reassess this Charter on an annual basis, and ensure that the Charter is included as an appendix to the Company's proxy statement at least once every three years.

         Performance Evaluation of Committee.

         The performance of the Committee shall be reviewed and evaluated annually by the Board based on review criteria and procedures developed by the Nominating and Corporate Governance Committee.



BOARD OF DIRECTORS APPROVAL

         This Charter was approved and adopted by the Board on May 19, 2004.

                                    EXHIBIT B




                             TRANS-INDUSTRIES, INC.

              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                          (AS ADOPTED ON MAY 19, 2004)

         The Board of Directors (the "Board") of Trans-Industries, Inc. (the "Company") has constituted and established a Nominating and Corporate Governance Committee (the "Committee") with authority, responsibility and specific duties as described in this Nominating and Corporate Governance Committee Charter.

PURPOSE

         The purpose of the Nominating and Corporate Governance Committee is to:

        o    Identify individuals qualified to become Board members;

        o Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;

        o Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

        o    Oversee the evaluation of the Board and management.

MEMBERSHIP

         The Committee shall consist of three directors who are independent of management and free from any relationship that, in the opinion of the Board, and as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as Committee members. Each Committee member shall meet the definition of "independent" within the meaning of the Nasdaq listing standards, and any other applicable laws, rules and regulations, as amended from time to time.

         The Board shall appoint one member of the Committee to serve as the Chairman of the Committee. In the event the Board fails to appoint a Chair of the Committee, the Nominating and Corporate Governance Committee shall elect a Chair by majority vote. The Board may fill vacancies on the Committee from time to time, and the Board may remove a Committee member from membership on the Committee at any time with or without cause.


PRINCIPAL FUNCTIONS

         The Committee has two basic responsibilities: (1) to assist the Board in identifying individuals qualified to become board members and to recommend that the Board select the director nominees to be elected at the annual meeting of stockholders or to be appointed to fill a vacancy or to otherwise increase the size of the Board; and (2) to assist the Board in developing and implementing the Company's corporate governance policies and guidelines. In carrying out its responsibilities, the Committee will:

        o Identify, review, evaluate and recommend individual candidates to the Board to become Board members and shall consider management and stockholder recommendations for director candidates. In recommending candidates for nomination, the Committee shall consider such factors as it deems appropriate and shall not recommend candidates for nomination who do not meet the following minimum qualifications:

             o    A desire to represent the best interests of the stockholders;

             o An express commitment to the mission and success of the Company as well as an ability to work compatibly with the Board and senior management;

             o    The highest ethical standards, values and integrity;

             o Experience and knowledge that the Committee deems relevant to the Company;

             o The ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in Board meetings and one or more standing committees of the Board; and

             o Basic knowledge of corporate governance matters and the role of boards of public companies.

        o Establish policies and procedures with regard to the consideration of stockholder recommended director candidates and the process by which the Committee identifies and evaluates all director candidates.

        o Evaluate whether an incumbent director should be nominated for reelection to the Board upon expiration of such director's term. The Committee shall use the same factors established for new director candidates to make its evaluation and also shall take into account the incumbent director's past performance and contribution to the Board and its committees.

        o Review annually the Board's committee structure and recommend to the Board for its approval directors to serve on each of the Board's committees. The Committee also shall recommend additional directors to serve as committee members when necessary to fill vacancies. The Committee shall consult with the Chief Executive Officer or acting Chairman of the Board on all such recommendations.

        o Shall develop and recommend to the Board for its approval Corporate Governance Guidelines for the Company. Thereafter, the Committee shall periodically review and assess the adequacy of the Company's Corporate Governance Guidelines and recommend changes to the Board as necessary.

        o Shall develop and recommend to the Board for its approval a Code of Conduct & Compliance applicable to the Company's directors, officers and employees, as well as a Financial Code of Ethics applicable to the Company's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions.

        o Shall review matters brought to its attention relating to the integrity of management, including conflicts of interest, and shall oversee adherence to the Company's Code of Conduct & Compliance. In connection with these reviews, the Committee will meet, as appropriate, with the Company's outside counsel and other Company officers and employees.

        o Establish procedures to ensure prompt notification of Nasdaq after an executive officer becomes aware of any material non-compliance by the Company with any Nasdaq listing standard.

        o Shall develop and recommend to the Board for its approval an annual self-evaluation process for the entire Board and each of its committees. The Committee shall coordinate and oversee the process of such annual Board and committee evaluations.

        o Shall be responsible for coordinating and overseeing the process for the evaluation of the company's senior executives by the Board of Directors.

        o Present an annual report to the Board on succession planning and management development for "senior management," including the CEO. This succession planning includes development of policies and procedures for succession in the event of retirement or emergency;

        o Shall make recommendations regarding director orientation programs and shall consider continuing education opportunities for directors to the extent appropriate.

        o Delegate, where appropriate in the discretion of the Committee, any of its responsibilities to a subcommittee.


        o Retain and authorize search firms, consultants, legal, accounting or other advisors, without seeking approval from the Board, as it deems necessary, to assist in fulfilling its responsibilities and discharging its duties.

        o Report its activities to the Board at its next regularly scheduled meeting following a Committee meeting or written action, accompanied by any recommendations to the Board approved by the Committee.

        o Review the disclosure regarding the Nominating and Corporate Governance Committee's director nominating function and procedures required to be disclosed in the Company's proxy statement and ensure that any material changes to the procedures by which stockholders may recommend nominees to the Board are disclosed in the next periodic report filed with the SEC;

        o Periodically review and assess its own performance and the adequacy of this Charter and recommend any appropriate changes to the Board.

        o Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.


ADMINISTRATION

         Meetings and Reports.

         The Committee will hold meetings, in person, by telephone or by other recognized legal means of communication, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws and applicable law. If approved by the Board, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

         Minutes of each Committee and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

         A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board by the Chairman of the Committee (or, in the Chairman's absence, by another member of the Committee) at the next regularly scheduled meeting of the Board or as otherwise requested by the Board, accompanied by any recommendations to the Board approved by the Committee.

         The Committee shall also review and reassess its performance as well as this Charter on an annual basis and recommend any appropriate changes to the Board.

         Performance Evaluation of Committee.

         The performance of the Committee shall be reviewed and evaluated annually by the Board based on review criteria and procedures developed by the Nominating and Corporate Governance Committee.

BOARD OF DIRECTORS APPROVAL

         This Charter was approved and adopted by the Board on May 19, 2004.

                             TRANS-INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 21, 2004
                       SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, a shareholder of Trans-Industries, Inc. hereby appoints Dale S. Coenen and Kai Kosanke and each of them, as Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on May 28, 2004, at the Annual Meeting of Stockholders to be held at the Holiday Inn, 1500 Opdyke Road, Auburn Hills, Michigan on July 21, 2004, or at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.:

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

     1. Election of three directors to hold office for a term of one year.

          Please cast your vote for or against each of the following nominees:



           NOMINEE                  FOR            AGAINST            NOMINEE            FOR         AGAINST
           -------                  ---            -------            -------            ---         -------
       Dale S. Coenen               |_|              |_|            Robert J. Ruben      |_|           |_|

     H. Sean Mathis                 |_|              |_|

        Vote FOR                    |_|                       Vote WITHHELD                            |_|
              all nominees                                          from all nominees
             (except as marked)

(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the nominee's name(s) on the space provided below.)


-------------------------------------------------------------------------------


       2. To ratify (a) the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, (the "Figgie Trust") of 193,799 shares of Series B Convertible Preferred Stock and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 4, 2004 (the "First Tranche"), and (b) the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors;

                |_| FOR              |_| AGAINST               |_| ABSTAIN

       3. Proposal to approve, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(B), the potential issuance of additional stock to, or acquisitions by, Mr. Figgie pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement and various ancillary agreements to the Series B Convertible Preferred Stock and Warrant Purchase Agreement, (the "Second Tranche") as more fully described in the accompanying proxy material.

                |_| FOR                 |_| AGAINST               |_| ABSTAIN

       4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2 and 3.


-------------------------------     -----------------------------      Date -------------, 2004
   Signature of Stockholder            Signature of Stockholder




Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          [TRANS-INDUSTRIES, INC. LOGO]

                 SERIES B CONVERTIBLE PREFERRED STOCK PROXY CARD

                             TRANS-INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 21, 2004
                       SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, a shareholder of Trans-Industries, Inc. hereby appoints Dale S. Coenen and Kai Kosanke and each of them, as Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Series B Convertible Preferred Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on May 28, 2004, at the Annual Meeting of Stockholders to be held at the Holiday Inn, 1500 Opdyke Road, Auburn Hills, Michigan on July 21, 2004, or at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.:

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

     1 Election of three directors to hold office for a term of one year.

            Please cast your vote for or against each of the following nominees:




           NOMINEE                  FOR            AGAINST             NOMINEE            FOR         AGAINST
           -------                  ---            -------             -------            ---         -------

     Harry E. Figgie Jr.            |_|              |_|            James O'Brien         |_|           |_|

     Richard A. Solon               |_|              |_|

        Vote FOR                    |_|                        Vote WITHHELD                            |_|
                all nominees                                           from all nominees
                (except as marked)

(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the nominee's name(s) on the space provided below.)


-------------------------------------------------------------------------------

       2. To ratify (a) the issuance to Harry E. Figgie, Jr., as trustee under the Trust Agreement dated July 15, 1976, as amended, (the "Figgie Trust") of 193,799 shares of Series B Convertible Preferred Stock and Warrants to purchase in the aggregate up to 145,349 shares of Trans-Industries Common Stock, par value $0.10 per share pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement dated March 4, 2004 (the "First Tranche"), and (b) the applicable voting provisions established by the Company's Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Trans-Industries, Inc. which states that the approval of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a separate series, is required for the Company to increase the maximum number of directors constituting the Board of Directors to more than six and that the holders of the Series B Convertible Preferred Stock, again voting as a separate series, have the right to elect three of the Company's six directors;

                |_| FOR              |_| AGAINST               |_| ABSTAIN

       3. Proposal to approve, for purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(B), the potential issuance of additional stock to, or acquisitions by, Mr. Figgie pursuant to the Series B Convertible Preferred Stock and Warrant Purchase Agreement and various ancillary agreements to the Series B Convertible Preferred Stock and Warrant Purchase Agreement, (the "Second Tranche") as more fully described in the accompanying proxy material.

                |_| FOR                 |_| AGAINST               |_| ABSTAIN

       4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2 and 3.




-------------------------------     ------------------------------     Date -------------, 2004
   Signature of Stockholder            Signature of Stockholder



Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          [TRANS-INDUSTRIES, INC. LOGO]